Exhibit 10.1

SIXTH OMNIBUS AMENDMENT AND

REAFFIRMATION OF LOAN DOCUMENTS

This Sixth Omnibus Amendment and Reaffirmation of Loan Documents (this “Amendment”) is dated as of the 10th day of December, 2010 (the “Effective Date”) by and among TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Original Borrower”), TNP Strategic Retail Trust, Inc., a Maryland corporation having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “REIT”), Thompson National Properties, LLC, a Delaware limited liability company having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“TNP”), Anthony W. Thompson, an individual having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (“Thompson”, and together with the REIT and TNP, the “Guarantors” and individually, a “Guarantor”). TNP SRT Northgate Plaza Tucson Holdings, LLC, a Delaware limited liability company, having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “Northgate Intermediate Entity”), and TNP SRT San Jacinto, LLC, a Delaware limited liability company, having an address of 1900 Main Street, Suite 700, Irvine, California 92614 (the “San Jacinto Borrower”, and together with the Original Borrower, the Guarantors and the Northgate Intermediate Entity, the “Loan Parties” and individually, a “Loan Party”), and KeyBank National Association, a national banking association having a principal place of business at 225 Franklin Street, 18th Floor, Boston, Massachusetts 02110, as agent (in such capacity, “Agent”) for itself and any other lenders who become lenders under the Credit Agreement (as hereinafter defined) collectively referred to as “Lenders” and each individually referred to as a “Lender”).

Witnesseth That:

WHEREAS, the Original Borrower, the Agent and the Lenders are parties to that certain Revolving Credit Agreement dated as of November 12, 2009, as amended by that certain Omnibus Amendment and Reaffirmation of Loan Documents dated as of January 12, 2010 among the Original Borrower, the Guarantors and the Agent (the “First Omnibus Amendment”), as amended by that certain Second Omnibus Amendment and Reaffirmation of Loan Documents dated as of June 3, 2010 among the Original Borrower, the Guarantors and the Agent (the “Second Omnibus Amendment”), as amended by that certain Third Omnibus Amendment and Reaffirmation of Loan Documents dated as of July 6, 2010 among the Original Borrower, the Guarantors, the Northgate Intermediate Entity and the Agent (the “Third Omnibus Amendment”), as amended by that certain Fourth Omnibus Amendment and Reaffirmation of Loan Agreement dated as of August 11, 2010 among the Original Borrower, the Guarantors, the Northgate Intermediate Entity, San Jacinto Borrower, and the Agent (the “Fourth Omnibus Amendment”): as amended by that certain Fifth Omnibus Amendment and Reaffirmation of Loan Agreement dated as of November 10, 2010 among the Original Borrower, the Guarantors, the Northgate Intermediate Entity, San Jacinto Borrower, and the Agent (the “Fifth Amendment” and together with the First Omnibus Amendment, the Second Omnibus Amendment, the Third Omnibus Amendment, the Fourth Omnibus Amendment and the Fifth Omnibus Amendment, the “Omnibus Amendments” and individually, an “Omnibus Amendment”) (and as further amended, restated and/or modified from time to time, the “Credit Agreement”), pursuant to which, among other things, the Lenders agreed to provide to the Original Borrower a revolving credit facility in the maximum principal amount of $15,000,000, and which obligations of the Original Borrower to the Lenders under the Credit Agreement are evidenced by, among other things, that certain Revolving Credit Note dated as of November 12, 2009 by the Original Borrower in favor of the Lenders and in the original principal amount of $15,000,000 (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “Note”), and are secured by, among other things, (a) that certain Pledge and Security Agreement dated as of November 12, 2009 by the Original Borrower and the Northgate Intermediate Entity in favor of the Agent for the benefit of the Lenders (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “Borrower Pledge Agreement”), (b) that certain Guaranty

Agreement dated as of November 12, 2009 by the Guarantors in favor of the Agent for the benefit of the Lenders (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “Guaranty”), and (c) that certain Pledge and Security Agreement dated as of November 12, 2009 by the REIT in favor of the Agent for the benefit of the Lenders (as amended by the Omnibus Amendments and as further amended, restated and/or modified from time to time, the “REIT Pledge Agreement”):

WHEREAS, the Borrower has requested an extension of the maturity date of the Loan from December 10, 2010 to December 17, 2010; and the Lender has agreed to such extension upon the terms and conditions more particularly set forth in this Amendment; and

WHEREAS, in connection with the aforementioned extension of the maturity date of the Loan, the parties have agreed to make certain additional changes to the Note and the Loan Documents, all upon the terms and conditions more particularly set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Loan Documents and agree as follows:

1. Recitals and Definitions. The foregoing recitals are hereby incorporated by reference as if set forth at length herein. Capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement.

2. Amendments to the Credit Agreement. As of the Effective Date, each of the Loan Parties and the Agent agree that the Stated Maturity Date shall be extended from December 10, 2010 until December 17, 2010.

3. Amendment to the Note. As of the Effective Date, each of the Loan Parties and the Lender agree that:

(a) Section 1 of the Note (captioned “Payment Schedule and Maturity Date”) is hereby amended and restated in its entirety to read as follows:

“Section 1 Payment Schedule and Maturity Date. Prior to maturity, accrued and unpaid interest shall be due and payable in arrears on the first (1st) day of each month commencing on December 1, 2009. The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on the earlier to occur of (a) December 17, 2010 or (b) any earlier date that the indebtedness evidenced by this Note shall become due and payable as provided herein or in the Agreement (as defined in Section 2 below) (the earlier to occur of clauses (a) or (b) is referred to herein as the “Maturity Date”). Additional payments of principal and interest shall also be payable hereunder as provided in the Credit Agreement.

4. References in Loan Documents. All references in any of the Loan Documents to the “Stated Maturity Date” or “Maturity Date” shall, from and after the Effective Date, be deemed to mean and refer to the Stated Maturity Date and Maturity Date as amended by this Amendment. All references in any of the Loan Documents to the “Credit Agreement” or the “Note” shall, from and after the Effective Date, be deemed to mean and refer to the Credit Agreement and the Note or such Loan Document (as applicable), as amended and affected by this Amendment. This Amendment shall be deemed to be a “Loan Document” for the purposes of the Credit Agreement and the other Loan Documents.

5. Ratification by the Loan Parties. (a) Each Loan Party hereby ratifies, affirms and confirms the Loan Documents (as modified by this Amendment), and acknowledges and agrees that the Loan Documents (as modified by this Amendment) remain in full force and effect and are enforceable against such Loan Party and against the Collateral described therein in accordance with their respective terms. Each Loan Party hereby further acknowledges and agrees that, as of the Effective Date, the Loan Documents, as amended by this Amendment, are not subject to any defenses, rights of setoff, claims or counterclaims that might limit the enforceability thereof, the obligations created and evidenced thereby or the terms and provisions thereof.

(b) In furtherance of the provisions of subsection (a) above, and not in limitation or derogation thereof, by its execution of this Amendment, each Guarantor hereby (a) acknowledges and consents to the terms and provisions of this Amendment; (b) ratifies, affirms and confirms the Guaranty; (c) agrees that the Guaranty is and shall remain in full force and effect and that the terms and provisions of the Guaranty covers and pertains to the Guaranteed Obligations (as defined in the Guaranty), Notes, Credit Agreement and other Loan Documents; (d) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of the Guaranty or other obligations created and evidenced by the Guaranty; and (e) certifies that the representations and warranties contained in the Guaranty, the Credit Agreement, and the other Loan Documents with respect to each Guarantor remains the true and correct representations and warranties of such Guarantor as of the Effective Date.

6. Security and Liens. All Obligations of the Loan Parties under the Loan Documents, each as amended by this Amendment, shall be secured by and be entitled to the benefits of, and the Collateral shall remain in all respects subject to the liens, charges and encumbrances of, the Security Documents and the other Loan Documents, and nothing herein contained, and nothing done pursuant hereto or in connection herewith shall affect or be construed to affect the liens, charges or encumbrances or conveyances effected thereby or the priority thereof or to release or affect the liability of any party or parties whomsoever may now, or hereafter be, liable on account of the Obligations.

7. No Waiver. This Amendment is only a modification of the Loan Documents and is not intended to, and shall not be construed to, effect a novation of any Loan Document, or to constitute a modification of, or a course of dealing at variance with, the Loan Documents (each as amended by this Amendment), such as to require further notice by Lenders or Agent to require strict compliance with the terms the other Loan Documents in the future.

8. Representations and Warranties. Except for those covenants that have been waived in writing by Agent prior to the Effective Date, the Loan Parties hereby warrant that all of the representations and warranties contained in the Loan Documents are true and correct as of the Effective Date and that no Event of Default has occurred and is continuing or would result by the execution of this Amendment which constitutes an Event of Default under the Credit Agreement or any Loan Document or would constitute such an Event of Default but for the requirement that notice be given or time elapse or both. Each Loan Party further represents and warrants that the execution and delivery of this Amendment and all related documents have been duly authorized by each such Loan Party.

9. Release: Set-off. Each Loan Party hereby unconditionally releases and forever discharges Agent, each Lender and their respective officers, directors, shareholders, and employees from any and all claims, demands, causes of action, expenses, losses and other damages of whatever kind, whether known or unknown, liquidated or unliquidated, at law or in equity, that exists as of the Effective Date in connection with the Credit Agreement, the Loan Documents and any other documents relating thereto.

10. Miscellaneous. (a) all costs and expenses of Agent, including, without limitation, appraisal fees and reasonable attorney’s fees of counsel to Agent relating to the negotiation, preparation, execution and delivery of this Amendment and all instruments, agreements and documents contemplated hereby, shall be the responsibility of Borrower; (b) this Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made and performed within such state; and (c) this Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or by means of electronic mail (in so-called “pdf”, “TIF” or any similar format) shall be effective as an in-hand delivery of an original executed counterpart hereof.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, the Loan Parties and the Agent have caused this Amendment to be duly executed by their respective duly authorized officers, as an instrument under seal, as of the date and year first above written.

BORROWER:	TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership

	By:	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By	/s/ Christopher S. Cameron
		Name:	Christopher S. Cameron
		Title:	CFO, Secretary

AGENT AND LENDER:	KEYBANK NATIONAL ASSOCIATION

	By:	/s/ Christopher T. Neil
Christopher T. Neil
Senior Relationship Manager

TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

	By:	/s/ Christopher S. Cameron
	Print Name:	Christopher S. Cameron
	Title:	CFO, Secretary

** Signatures Continued on Next Page**

[Signature Page to Sixth Omnibus Amendment and Reaffirmation of Loan Documents]

THOMPSON NATIONAL PROPERTIES, LLC, a Delaware limited liability company

By:	/s/ Anthony W. Thompson
Print Name:	Anthony W. Thompson
Title:	CEO

/s/ Anthony W. Thompson
Anthony W. Thompson, an individual

TNP SRT NORTHGATE PLAZA TUCSON HOLDINGS, LLC, a Delaware limited liability company

By	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

	By	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By	/s/ Christopher S. Cameron
		Print Name:	Christopher S. Cameron
		Title:	CFO, Secretary

TNP SRT SAN JACINTO, LLC, a Delaware limited liability company

By	TNP Strategic Retail Operating Partnership, LP, a Delaware limited partnership, its Sole Member

	By	TNP Strategic Retail Trust, Inc., a Maryland corporation, its general partner

		By	/s/ Christopher S. Cameron
		Print Name:	Christopher S. Cameron
		Title:	CFO, Secretary

[Signature Page to Sixth Omnibus Amendment and Reaffirmation of Loan Documents]